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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated February 9, 2007 for Van Kampen Life Investment Trust Aggressive Growth Portfolio, Van Kampen Life Investment Trust Comstock Portfolio, Van Kampen Life Investment Trust Strategic Growth Portfolio, (formerly the Van Kampen Life Investment Trust Emerging Growth Portfolio), Van Kampen Life Investment Trust Enterprise Portfolio, Van Kampen Life Investment Trust Growth and Income Portfolio, Van Kampen Life Investment Trust Government Portfolio, and Van Kampen Life Investment Trust Money Market Portfolio in the related Prospectuses and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Life Investment Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 41 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-00628).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
April 10, 2007